AGREEMENT TO EXCHANGE STOCK

THIS AGREEMENT TO EXCHANGE STOCK (the "Agreement") is made and entered into effective as of the 14th day of March, 1997 (the "Effective Date"), by and among RED OAK FARMS, INC., an Iowa corporation (the "Red Oak, Inc."), RED OAK HERFORD FARMS, INC., a Nevada corporation ("Hereford"), MIDLAND CATTLE COMPANY, an Iowa joint venture ("Midland"), and the respective joint venturers of Midland, which are CIMMARON PROPERTIES, LTD., an Iowa corporation, WALL LAKE CATTLE COMPANY, an Iowa corporation, and DERNER'S OF MILFORD, INC., an Iowa corporation (collectively, the "Prospective Stockholders").

W I T N E S S E T H :

WHEREAS, Midland and the Prospective Stockholders desire to reorganize and incorporate Midland as an Iowa corporation to be known as Midland Cattle Company ("Midland Co."); and

     WHEREAS, the Prospective Stockholders are currently the sole owners of Midland, and following such reorganization and incorporation, the Prospective Stockholders will be the owners of all of the issued and outstanding shares of the common stock of Midland Co. (the "Stock"); and

WHEREAS, Hereford desires to acquire all of the Stock of Midland Co. following such reorganization and incorporation; and

WHEREAS, the Prospective Stockholders have agreed to exchange such Stock for shares of voting common stock of Hereford, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Reorganization/Incorporation. Midland and the Prospective Stockholders shall, within sixty (60) days of the Effective Date, cause Midland Co. to be duly formed and incorporated as an Iowa corporation. The directors of Midland Co. shall be identical to the directors of Red Oak. Upon the formation of Midland Co., the Prospective Stockholders shall immediately transfer their entire ownership interests in Midland to Midland Co. in exchange for shares of voting common stock in Midland Co., such shares to be allocated among and issued to the Prospective Stockholders in accordance with their current ownership interests in Midland.

     2. Exchange of Stock; Wholly-Owned Subsidiary. On the "Exchange Date" (as defined in Section 4 below) the Prospective Stockholders shall deliver or cause to be delivered to Hereford, the original stock certificates representing the Stock, duly endorsed for transfer to Hereford. The Prospective Stockholders shall receive on the Exchange Date in exchange for the Stock, original issue voting common stock in Hereford (the "Hereford Stock") as follows -- the greater of: (i) one million (1,000,000) shares of Hereford Stock; or (ii) a sufficient number of shares of Hereford Stock so as to have a fair market of not less than ten million dollars ($10,000,000.00). Such Hereford Stock shall be allocated among and issued to the Prospective Stockholders in accordance with their current ownership interests in Midland. From and after the Purchase Date, Midland Co. shall be a wholly-owned subsidiary of Hereford.

3. Tax Free Reorganization. This transaction is intended by the parties to constitute a tax-free reorganization within the meaning of 368(a)(1)(B) of the Internal Revenue Code, as amended, and all terms and provisions herein shall be interpreted and construed so as to effectuate such intent.

4. Financial Statements; The Exchange Date. Midland Co. shall prepare and deliver, or cause to be prepared and delivered to Hereford no later than the date on which Midland/Midland Co.As 1997 audited financial statements are completed, audited financial statements for Midland/Midland Co. for an uninterrupted three (3) year period. The exchange of the Stock described in Section 2 above shall occur on the first business day (the "Exchange Date") which is at least sixty (60) days after the delivery of such financial statements to Hereford.

     5. Warranties and Representations. The Prospective Stockholders hereby warrant and represent to Hereford with respect to the Stock, and Hereford hereby warrants and represents to the Prospective Stockholders with respect to the Hereford Stock, that, as of the Purchase Date: (i) they will be the sole owners of the Stock and the Hereford Stock, respectively; (ii) the Stock and the Hereford Stock will be free and clear of any liens, security interests and encumbrances; (iii) the Prospective Stockholders will have the full and unrestricted right to transfer the Stock, and Hereford will have the full and unrestricted right to transfer the Hereford Stock, in accordance with this Agreement; and (iv) no other person or entity will have any right or interest in the Stock or the Hereford Stock.

     6. Operation of Business. From and after the Effective Date and continuing until the exchange of the Stock as described in Section 2 above:
(i) Midland/Midland Co. shall continue to operate its business and maintain its assets in a commercially prudent manner and in accordance with its existing business practices as of the Effective Date; and (ii) any and all profits generated by the business operations of Midland/Midland Co. shall remain in the company and shall not be paid out or distributed to the Prospective Stockholders in the form of a dividend or otherwise.

     7. Return of Capital. The parties hereby acknowledge and agree that the Prospective Stockholders shall be entitled to a return of capital from Midland Co. in the aggregate amount of one million dollars ($1,000,000.00) as provided herein. As of the Exchange Date, the parties shall enter into an agreement specifying the precise terms under which such return of capital will occur. Such agreement shall provide, among other things, that the Prospective Stockholders shall receive all profits of Midland Co. from and after the Exchange Date until they have received an aggregate of one million dollars ($1,000,000.00).

     8. Condition Precedent. Notwithstanding any provision herein to the contrary, the parties obligations hereunder are subject to the final consummation of the transactions contemplated in that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Red Oak, Red Oaks shareholders and Wild Wings, Inc. In the event the transactions contemplated in the Reorganization Agreement are not consummated as provided therein, or in the event such transactions are initially consummated but are subsequently, for any reason, "unwound," terminated or declared null and void, the parties obligations hereunder shall terminate and this Agreement shall no longer be of any force or effect.

9. Binding Nature; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise provided herein, this Agreement shall not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other party.

     10. Integrated Agreement; Severability; Waivers. This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof and shall not be modified except in a writing signed by all parties hereto. No prior or contemporaneous representations, promises, or agreements between the parties relating to the subject matter hereof and not embodied in this Agreement shall be of any force or effect. If any provision of this Agreement shall be held to be invalid, unenforceable, or contrary to public policy, the remaining provisions shall not be affected. No waiver of any provision of this Agreement shall be effective unless agreed to in writing by the party against whom such waiver is sought to be enforced. Waiver of any default or breach hereunder shall not constitute a waiver of any other default or breach.

11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each and every party hereto and delivered to the each and every other party hereto.

IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT TO EXCHANGE STOCK effective as of the day and year first above written.

Red Oak Farms, Inc.                          Red Oak Hereford Farms, Inc.

By:  /s/ Gordon Reisigner               By:  /s/ Gordon Reisigner
     Gordon Reisigner                        Gordon Reisigner
Its: President                          Its: President


Cimmaron Properties, Ltd.                         Wall Lake Cattle Company,
Inc.

By:  /s/ Gordon Reisigner               By:  /s/ Charles Kolbe
     Gordon Reisigner                        Charles Kolbe
Its: President                          Its: President


Derner's of Milford, Inc.               Midland Cattle Company

By:  /s/ John Dermer                    By:  Cimmaron Properties, Ltd., one
     John Dermer                           of its joint venturers
Its: President
                                        By:  /s/ Gordon Reisigner
                                             Gordon Reisigner
                                        Its: President